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As Filed with the Securities and Exchange Commission on December 24, 2008.

Registration Statement No. 333-153850

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-4
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERVAL ACQUISITION CORP.
INTERVAL LEISURE GROUP, INC.
(See Table of Additional Registrants)
(Exact name of registrant as specified in its charter)

Interval Acquisition Corp. Delaware (State or other jurisdiction of incorporation or organization)	8600 (Primary Standard Industrial Classification Code Number)	Interval Leisure Group, Inc. Delaware (State or other jurisdiction of incorporation or organization)
36-4189885 (I.R.S. Employer Identification No.)		26-2590997 (I.R.S. Employer Identification No.)

6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Victoria J. Kincke
General Counsel
Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Suzanne K. Hanselman, Esq. Baker & Hostetler LLP 3200 National City Center 1900 East 9th Street Cleveland, Ohio 44114 (216) 621-0200	Michele L. Keusch, Esq. AGC—Securities, Mergers & Acquisitions Interval Leisure Group, Inc. 6262 Sunset Drive Miami, Florida 33143 (305) 666-1861

          Approximate date of commencement of proposed exchange offer:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
IIC Holdings, Incorporated	Delaware	8600	36-4197698
Interval European Holdings Limited	England and Wales and Delaware	8600	06-1427289
Interval Holdings, Inc.	Delaware	8600	06-1428126
Interval International Holdings, Inc.	Florida	8600	65-0575608
Interval International, Inc.	Florida	8600	59-2367254
Interval International Overseas Holdings, Inc.	Florida	8600	65-0575611
Interval Resort & Financial Services, Inc.	Florida	7380	65-0614258
Interval Software Services, LLC	Florida	8600	65-1133709
Interval Vacation Exchange, Inc.	Delaware	8600	06-1428446
Meragon Financial Services, Inc.	North Carolina	7320	56-2220495
Meridian Financial Services, Inc.	North Carolina	7320	56-1663191
REP Holdings, LTD.	Hawaii	6531	99-0335453
RQI Holdings, LLC	Hawaii	6531	03-0530842
ResortQuest Hawaii, LLC	Hawaii	6531	13-4207830
ResortQuest Real Estate of Hawaii, LLC	Hawaii	6531	99-0266391
Vacation Holdings Hawaii, Inc.	Delaware	8600	87-0799653
Worldex Corporation	Florida	8600	59-2229404
Worldwide Vacation & Travel, Inc.	Florida	4700	22-2362974
XYZII, Inc.	Washington	7320	91-1326725

*
For each registrant listed in the table, the address and telephone number of such registrant's principal executive offices and the name, address and telephone number for the agent for service and persons to receive copies are the same as set forth above for Interval Acquisition Corp. and Interval Leisure Group, Inc.

 EXPLANATORY NOTE

        This Amendment No. 2 to the Form S-4 Registration Statement (File No. 333-153850) is being filed solely to add exhibits to the Registration Statement. Accordingly, Part I of the Registration Statement has been omitted from this filing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

Delaware Entities

        The following registrants are corporations incorporated in the state of Delaware: Interval Leisure Group, Inc., Interval Acquisition Corp., IIC Holdings, Incorporated, Interval European Holdings Limited (also incorporated in England and Wales), Interval Holdings, Inc., Interval Vacation Exchange, Inc. and Vacation Holdings Hawaii, Inc.

        Section 145 of the Delaware General corporation Law ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        The certificates of incorporation of IIC Holdings, Incorporated, Interval Acquisition Corp., Interval European Holdings Limited, Interval Holdings, Inc., Interval Leisure Group, Inc., Interval Vacation Exchange, Inc. and Vacation Holdings Hawaii, Inc. each provide that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

  •
  any transaction from which the director derived an improper personal benefit.

        The certificates of incorporation of IIC Holdings, Incorporated, Interval Acquisition Corp., Interval European Holdings Limited, Interval Holdings, Inc., Interval Leisure Group, Inc. and Vacation Holdings Hawaii, Inc. also specifically provide that any repeal or amendment of such indemnification provisions shall not adversely affect the right or protection of a director existing prior to the time of such repeal or amendment.

        Interval Acquisition Corp.'s Amended and Restated Certificate of Incorporation and Interval European Holdings Limited's Certificate of Incorporation, as amended, further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Interval Holdings, Inc.'s Certificate of Incorporation provides that the corporation shall have the power to provide the foregoing indemnification. Vacation Holdings Hawaii, Inc.'s Certificate of Incorporation provides that the corporation shall provide indemnification similar to the foregoing. Notwithstanding the foregoing, Interval Acquisition Corp.'s Amended and Restated Certificate of Incorporation and Vacation Holdings Hawaii, Inc.'s Certificate of Incorporation further provide that those corporations shall only indemnify persons seeking indemnification as provided in this paragraph in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the respective corporation.

        Interval Leisure Group, Inc.'s Amended and Restated By-Laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, it will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or by reason of the fact such person, or a person of whom he or she is the legal representative is or was serving, at the corporation's request, as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation. To the extent authorized by the DGCL, Interval Leisure Group, Inc. will indemnify such persons against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Notwithstanding the foregoing, Interval Leisure Group, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by its Board of Directors. IIC Holdings, Incorporated's By-Laws provide the same indemnification rights as described in the proceeding sentences with respect to Interval Leisure Group, Inc.'s By-laws. Interval Vacation Exchange, Inc.'s By-Laws provide similar indemnification, although they do not specify that persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person must have authorization by the corporation's Board of Directors to have indemnification rights.

        The bylaws of Interval Acquisition Corp., Interval European Holdings Limited, Interval Holdings, Inc. and Vacation Holdings Hawaii, Inc. contain no provisions related to indemnification and, accordingly, the indemnification rights of its directors and officers are determined by the provisions described above.

Florida Entities

        The following registrants are business entities formed under Florida law: Interval International, Inc., Interval International Holdings, Inc., Interval International Overseas Holdings, Inc., Interval Resort & Financial Services, Inc., Interval Software Services, LLC, Worldex Corporation, and Worldwide Vacation & Travel Inc.

        Under Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless:

  •
  the director breached or failed to perform his duties as a director; and

  •
  the director's breach of, or failure to perform, those duties constitutes:
  •
  a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

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  a transaction from which the director derived a direct or indirect improper personal benefit;

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  a circumstance under which the liability provisions of §607.0834 relating to unlawful distributions are applicable;

  •
  in a derivative action, conscious disregard for the best interest of the corporation or willful misconduct; or

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  in a proceeding other than a derivative action or by a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        Under Section 607.0850 of the FBCA, a corporation may indemnify any person who was or is a party to any proceeding (other than a derivative action), due to serving as a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In addition, under Section 607.0850 of the FBCA, a corporation may indemnify any person, who was or is a party to any derivative action due to serving as director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding. Such indemnification is authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification can be made in respect of any matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, has determined that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

        The FBCA provides that its indemnification and advancement provisions are not exclusive of any other or further indemnification or advancement of expenses arrangements under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, no indemnification or advancement will be made to or on behalf of any director, officer, employee or agent if a final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a derivative action or in a proceeding by or in the right of a shareholder.

        Under section 608.4229 of the Florida Limited Liability Company Act (FLLCA), a limited liability company may indemnify any member, manager or other person from and against any and all claims and demands unless a final adjudication establishes that the actions, or omissions to act, of such person were material to the cause of action adjudicated and constitute any of the following:

  •
  a violation of criminal law, unless such person had no reasonable cause to believe such conduct was unlawful;

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  a transaction from which such person derived an improper personal benefit;

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  a circumstance under which the liability provisions of section 608.426 of the FLLCA regarding improper distributions of property and the impairment of capital are applicable; or

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  willful misconduct or a conscious disregard for the best interests of the company in a derivative action or in a proceeding by or in the right of a member.

        The By-laws, as amended, of Interval International, Inc. ("Interval International) require that it indemnify any person who was or is a party, or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not a derivative action, by reason of the fact that he is or was a director, officer or employee retained to provide legal counsel to Interval International or is or was serving at its request as a director, officer or legal counsel of another corporation, partnership, joint venture, trust or other enterprise. Such person shall be indemnified against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by the indemnified person as a result of such proceeding, if such person acted in good faith in a manner the person reasonably believed to be within the scope of his authority and in the best interest of the corporation and, in any criminal action or proceeding, without reasonable grounds for belief that such action was unlawful. These indemnification rights are not exclusive of any other indemnification rights to which such person may otherwise be entitled.

        The Articles of Incorporation and By-laws of Interval International Holdings, Inc., Interval International Overseas Holdings, Inc., and Interval Resort & Financial Services, Inc. provide that, to the extent permitted by law, the corporation will indemnify any person, or his heirs, or his personal representative who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation must reimburse a director, officer, employee, or agent for all costs and expenses, including attorneys' fees, reasonably incurred by him in connection with any such liability in the manner provided for by law or in accordance with its By-laws. These indemnification rights are not exclusive of any other indemnification rights to which such person may otherwise be entitled.

        The Amended and Restated Articles of Organization and Operating Agreement of Interval Software Services, LLC ("Interval Software Services") provide that it will indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action) by reason of the fact that he is or was a member, manager, officer, employee or agent of Interval Software Services or is or was serving at its request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

        Interval Software Services will not indemnify or pay the expenses of any person if a judgment establishes that the actions, or omissions to act, of such person were material to the cause of action so adjudicated and constitute any of the following:

  •
  a violation of criminal law, unless the person had no reasonable cause to believe such conduct was unlawful;

  •
  a transaction from which such person derived an improper personal benefit;

  •
  in the case of a member, a circumstance under which the liability provisions for improper distribution of property of the company or impairment of the capital of the company are applicable under Section 608.426 of the Florida Limited Liability Company Act; or

  •
  willful misconduct or a conscious disregard for the best interests of the company in a derivative action or in a proceeding by or in the right of a member.

        These indemnification rights are not exclusive of any other indemnification rights to which those seeking indemnification may be entitled under the company's Operating Agreement or otherwise.

        The Articles of Incorporation and By-laws of Worldex Corporation ("Worldex") provide that it will indemnify any current or former officer, director or legal counsel in any proceeding brought against him by reason of the fact that he is or was a director, officer or employee retained to provide legal counsel to Worldex, or is or was serving at its request as a director, officer or legal counsel of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him as a result of such proceeding if such director, officer or legal counsel acted in good faith in a manner he reasonably believed to be within the scope of his authority and in the best interest of Worldex and, in any criminal action or proceeding, without reasonable grounds for belief that such action was unlawful. These indemnification rights are not exclusive of any other indemnification rights to which any such person may otherwise be entitled.

        The By-laws, as amended, of Worldwide Vacation & Travel, Inc. ("Worldwide Vacation & Travel") provide that it will indemnify any person who was or is a party, or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not a derivative action, by reason of the fact that he is or was a director, officer or employee retained to provide legal counsel to Worldwide Vacation & Travel, or is or was serving at its request as a director, officer or legal counsel of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him as a result of such proceeding if such person acted in good faith in a manner he reasonably believed to be within the scope of his authority and in the best interest of the corporation and, in any criminal proceeding, without reasonable grounds for belief that such action was unlawful. These indemnification rights are not exclusive of any other indemnification rights to which those seeking indemnification may otherwise be entitled.

Hawaii Entities

        The following registrants are business entities organized under Hawaii law: REP Holdings, Ltd., RQI Holdings, LLC, ResortQuest Hawaii, LLC, and ResortQuest Real Estate of Hawaii, LLC.

        Sections 414-242 through 414-248 of the Hawaii Business Corporation Act (the "HBCA") provide that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director or officer against liability incurred in the proceeding if:

  •
  the individual conducted himself in good faith, and the individual reasonably believed:
  •
  in the case of conduct of official capacity, that the individual's conduct was in the best interests of the corporation; and

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  in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and

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  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

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  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

A corporation will indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Under the HBCA, a corporation may not indemnify a director (i) in connection with a derivative action, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct described above, or (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Hawaii's statutory provisions regarding limited liability companies provide that a member or manager of the company will not be personally liable for any debt, obligation, or liability of the company solely by reason of being or acting as a member or a manager. A member of a limited liability company will be liable in his capacity as a member for all specified debts, obligations, or liabilities of the company; however, if (i) a provision to that effect is contained in the articles of organization, and (ii) a member so liable has consented in writing to the adoption of the provision or to be bound by the provision. A limited liability company will indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

        The Articles of Incorporation and By-laws of REP Holdings, Ltd. ("REP Holdings") provide that it will indemnify each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action) if the person is or was a director, officer, employee or agent of REP Holdings or of any division of the corporation, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such person will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the person's conduct was unlawful.

        In addition, REP Holdings will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed derivative action because that person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification will be made, however, in respect of any matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless it is determined by court in which the action or suit was brought that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. These indemnification rights are not exclusive of any other indemnification rights to which such person may otherwise be entitled.

        The Amended and Restated Operating Agreements of RQI Holdings, LLC, ResortQuest Hawaii, LLC, and ResortQuest Real Estate of Hawaii, LLC each provide that neither any manager nor any member shall be personally liable for any debt, obligation, or liability of the company solely by reason of being or acting as a manager or member. The company will indemnify each manager, member, officer, director, stockholder, partner, employee, representative, or agent (individually, a "Covered Person" and, collectively, the "Covered Persons") from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business, or affairs. A Covered Person will not be entitled to indemnification under this provision with respect to any claim in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith, gross negligence, or breach of a fiduciary duty to the company or any member. No Covered Person is liable to the company or any other person for any act or omission relating to the company and the conduct of its business taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is not contrary to the best interests of the company, provided that such act or omission is not found by a court of competent jurisdiction to constitute fraud, willful misconduct, bad faith, gross negligence, or breach of fiduciary duty to the company or its member(s).

North Carolina Entities

        The following registrants are corporations incorporated in the state of North Carolina: Meragon Financial Services, Inc. and Meridian Financial Services, Inc.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the "NCBCA") permit a corporation to indemnify its directors, officers, employees or agents who were, are, or are threatened to be made, a party to any threatened, pending or completed legal action if such director, officer, agent or employee:

  •
  conducted himself in good faith;

  •
  reasonably believed that his conduct in his official capacity with the corporation was in the best interests of the corporation or, in all other cases, his conduct at least was not opposed to the corporation's best interests; and

  •
  in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a derivative action in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit. Unless limited by the corporation's articles of incorporation, the NCBCA requires a corporation to indemnify a director or executive officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

        In addition, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including derivative actions) arising out of their status as such or their activities in any of such capacities provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

        Meragon Financial Services, Inc.'s ("Meragon") By-laws provide that any person who at any time serves or has served as a director, officer, employee, or agent of Meragon has the right to be indemnified by Meragon to the fullest extent permitted by law against: (i) reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with any threatened, pending completed action, suit or proceedings, whether civil, criminal, administrative, or investigative and whether or not a derivative action, brought by reason of the fact that the person is or was acting as a director, officer, employee, or agent of Meragon, and (ii) reasonable payments made by the person in satisfaction of any judgment, money, decree, fine, penalty or settlement for which the person may have become liable in any such action.

        Meridian Financial Services, Inc.'s Articles of Incorporation contain no provisions regarding indemnification and, accordingly, the provisions of the NCBCA summarized above determine the indemnification rights of its directors and officers.

Washington Entity

        The registrant XYZII, Inc. is a corporation incorporated under the laws of the state of Washington.

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual acted in good faith and (ii) if the individual reasonably believed (a) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests and (b) in all other cases, that the individual's conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section in connection with a derivative action in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under this section in connection with a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 of the WBCA provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        XYZII, Inc.'s Articles of Incorporation, as amended, provide that the corporation shall indemnify every director and officer against all liabilities, civil and criminal, incurred in relation to his duties, including all reasonable costs of defense, except to the extent that he shall have been finally adjudged to be liable for negligence or misconduct in the matter out of which the liability arises.

        The By-laws of XYZII, Inc. provide that the corporation shall indemnify to the full extent permitted by the WBCA any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether a derivative action or otherwise) by reason of the fact that he is or was a director of officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorney's fees), judgments, fines and liabilities, reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. The By-laws further provide that the Board of Directors of XYZII, Inc. may, at any time, approve indemnification under the WBCA of any other person which the corporation has the power to indemnify.

England and Wales Entity

        The registrant Interval European Holdings Limited is a corporation incorporated in England and Wales (as well as in Delaware, as summarized above).

        Interval European Holdings Limited is subject to the Companies Act 2006. Section 232 of the Companies Act 2006 applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise. Section 232 of the Companies Act 2006 provides that any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Section 232 of the Companies Act 2006 does not prevent a company from (i) purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability, (ii) providing for a qualifying third party indemnity provision, or (iii) providing for a qualifying pension scheme indemnity provision. Qualifying third party indemnity provisions and qualifying pension scheme indemnity provisions must be disclosed in directors' reports and must be available for inspection for at least one year from the date of termination or expiration of the provision.

        Under Section 234 of the Companies Act 2006, a qualifying third party indemnity provision gives the company a means for providing indemnity against liability incurred by the director to a person other than the company or an associated company if certain requirements are met. The provision must not provide any indemnity against (i) any liability of the director to pay (a) a fine imposed in criminal proceedings, or (b) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (ii) any liability incurred by the director (a) in defending criminal proceedings in which he is convicted, (b) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (c) in connection with an application for relief in which the court refuses to grant him relief.

        Under Section 235 of the Companies Act 2006, a qualifying pension scheme indemnity provision gives the company a means for indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as a trustee of the scheme if certain requirements (similar to those described above for qualifying third party indemnity provisions) are met.

        The Articles of Association of Interval European Holdings Limited provide that subject to the provisions of the Companies Act 1985, but without prejudice to any indemnity to which a director may be otherwise entitled, every director, auditor, secretary or other officer of the company shall be entitled to be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

        The Memorandum of Association of Interval European Holdings Limited does not contain any provisions related to indemnification.

General

        The Company has obtained policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 21.    Exhibits and Financial Statements Schedules

        See index to exhibits following the signature page hereto.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL LEISURE GROUP, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman, President and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* William L. Harvey	Chief Financial Officer (Principal financial officer)	December 24, 2008
* John A. Galea	Chief Accounting Officer (Principal accounting officer)	December 24, 2008
* Thomas J. McInerney	Director	December 24, 2008

Signature	Title	Date

* Gregory R. Blatt	Director	December 24, 2008
* David Flowers	Director	December 24, 2008
* Gary S. Howard	Director	December 24, 2008
* Lew Korman	Director	December 24, 2008
* Thomas J. Kuhn	Director	December 24, 2008
* Tom Murphy, Jr.	Director	December 24, 2008
* Avy H. Stein	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL ACQUISITION CORP.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President and Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer)	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

IIC HOLDINGS, INCORPORATED
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL EUROPEAN HOLDINGS LIMITED
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman and President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
* Rob Healy	Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL HOLDINGS, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL INTERNATIONAL HOLDINGS, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL INTERNATIONAL, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL INTERNATIONAL OVERSEAS HOLDINGS, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL RESORT & FINANCIAL SERVICES, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL SOFTWARE SERVICES, LLC
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

INTERVAL VACATION EXCHANGE, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on December 24, 2008.

MERAGON FINANCIAL SERVICES, INC.
By:	/s/ GREGORY B. SHEPERD
Gregory B. Sheperd President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY B. SHEPERD Gregory B. Sheperd	President (Principal executive, financial and accounting officer) and Director	December 24, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on December 24, 2008.

MERIDIAN FINANCIAL SERVICES, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory B. Sheperd	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008
* Craig M. Nash	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

REP HOLDINGS, LTD.
By:	/s/ VICTORIA J. KINCKE
Victoria J. Kincke Secretary

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director officer)	December 24, 2008
* Kelvin M. Bloom	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

RQI HOLDINGS, LLC
By:	/s/ VICTORIA J. KINCKE
Victoria J. Kincke Manager

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kelvin M. Bloom	Manager (principal executive officer)	December 24, 2008
* John A. Galea	Manager (principal financial officer and principal accounting officer)	December 24, 2008
/s/ VICTORIA J. KINCKE Victoria J. Kincke	Manager	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

RESORTQUEST HAWAII, LLC
By:	/s/ VICTORIA J. KINCKE
Victoria J. Kincke Manager

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kelvin M. Bloom	Manager (principal executive officer)	December 24, 2008
* John A. Galea	Manager (principal financial officer and principal accounting officer)	December 24, 2008
/s/ VICTORIA J. KINCKE Victoria J. Kincke	Manager	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

RESORTQUEST REAL ESTATE OF HAWAII, LLC
By:	/s/ VICTORIA J. KINCKE
Victoria J. Kincke Manager

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kelvin M. Bloom	Manager (principal executive officer)	December 24, 2008
* John A. Galea	Manager (principal financial officer and principal accounting officer)	December 24, 2008
/s/ VICTORIA J. KINCKE Victoria J. Kincke	Manager	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

VACATION HOLDINGS HAWAII, INC.
By:	/s/ JEANETTE E. MARBERT
Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman of the Board (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director officer)	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

WORLDEX CORPORATION
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

WORLDWIDE VACATION & TRAVEL, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Chief Operating Officer

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	Chairman and Chief Executive Officer (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 24, 2008.

XYZII, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert President

POWER OF ATTORNEY

        The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig M. Nash	President (Principal executive officer) and Director	December 24, 2008
* John A. Galea	Chief Financial Officer (Principal financial officer and principal accounting officer) and Director	December 24, 2008
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Director	December 24, 2008

*By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.(1)
2.2
Stock Purchase Agreement among Interval Acquisition Corp., Vacation Holdings Hawaii, Inc., as Purchasers, and Gaylord Entertainment Company and ResortQuest International, Inc., as Sellers, dated as of April 18, 2007(2)
3.1	Amended and Restated Certificate of Incorporation of Interval Acquisition Corp.*
3.2	Amended and Restated By-laws of Interval Acquisition Corp.*
3.3	Amended and Restated Certificate of Incorporation of Interval Leisure Group, Inc.(1)
3.4	Amended and Restated By-laws of Interval Leisure Group, Inc.(1)
3.5	Certificate of Incorporation, as amended, of Interval International, Inc. (now IIC Holdings, Incorporated)*
3.6	By-laws of Interval International, Inc. (now IIC Holdings, Incorporated)*
3.7	Certificate of Incorporation (Delaware), as amended, of Leaguestar Limited (now Interval European Holdings Limited)*
3.8	Certificate of Domestication (England and Wales) of Leaguestar Limited (now Interval European Holdings Limited)*
3.9	By-laws (Delaware) of Leaguestar Limited (now Interval European Holdings Limited)*
3.10	Memorandum and Articles of Association (England and Wales) of Leaguestar Limited (now Interval European Holdings Limited)*
3.11	Certificate of Incorporation of Interval Holdings, Inc.*
3.12	By-laws of Interval Holdings, Inc.*
3.13	Articles of Incorporation, as amended, of Interval International, Inc.*
3.14	By-laws, as amended, of New Interval International, Inc. (now Interval International, Inc.)*
3.15	Articles of Incorporation of Interval International Holdings, Inc.*
3.16	By-laws of Interval International Holdings, Inc.*
3.17	Articles of Incorporation of Interval International Overseas Holdings, Inc.*
3.18	By-laws of Interval International Overseas Holdings, Inc.*
3.19	Articles of Incorporation, as amended, of Tenstar Corporation (now Interval Resort & Financial Services, Inc.)*
3.20	By-laws of Tenstar Corporation (now Interval Resort & Financial Services, Inc.)*
3.21	Amended and Restated Articles of Organization of Interval Software Services, LLC*
3.22	Operating Agreement, as amended, of Interval Software Services, LLC*
3.23	Certificate of Incorporation, as amended, of CUC Vacation Exchange, Inc. (now Interval Vacation Exchange, Inc.)*
3.24	By-laws, as amended, of CUC Vacation Exchange, Inc. (now Interval Vacation Exchange, Inc.)*

Exhibit Number	Exhibit Description
3.25	Articles of Incorporation of Meragon Financial Services, Inc.*
3.26	By-laws of Meragon Financial Services, Inc.*
3.27	Articles of Incorporation of Meridian Financial Services, Inc.*
3.28	By-laws of Meridian Financial Services, Inc.*
3.29	Articles of Incorporation of REP Holdings, LTD.*
3.30	By-laws of REP Holdings, LTD.*
3.31	Articles of Organization of RQI Holdings, LLC**
3.32	Amended and Restated Operating Agreement of RQI Holdings, LLC*
3.33	Articles of Organization of ResortQuest Hawaii, LLC*
3.34	Amended and Restated Operating Agreement of ResortQuest Hawaii, LLC*
3.35	Amended and Restated Articles of Organization of ResortQuest Real Estate of Hawaii, LLC*
3.36	Amended and Restated Operating Agreement of ResortQuest Real Estate of Hawaii, LLC*
3.37	Certificate of Incorporation of Vacation Holdings Hawaii, Inc., as amended*
3.38	By-laws of Vacation Holdings Hawaii, Inc.*
3.39	Articles of Incorporation of Worldex Corporation*
3.40	By-laws of Worldex Corporation*
3.41	Articles of Incorporation, as amended, of Interval Travel, Inc. (now Worldwide Vacation & Travel, Inc.)*
3.42	By-laws, as amended, of Interval Travel, Inc. (now Worldwide Vacation & Travel, Inc.)*
3.43	Articles of Incorporation, as amended, of Sage Systems, Inc. (now XYZII, Inc.)*
3.44	By-laws, as amended, of Sage Systems, Inc. (now XYZII, Inc.)*
4.1	Indenture, dated as of August 19, 2008, by and among Interval Acquisition Corp., the Guarantors identified therein and the Bank of New York Mellon, as Trustee(1)
4.2
First Supplemental Indenture, dated as of August 20, 2008, among Interval Acquisition Corp., the Guarantors identified therein (including Interval Leisure Group, Inc.) and the Bank of New York Mellon, as Trustee(1)
5.1	Opinion of Baker & Hostetler LLP regarding the legality of the securities being issued*
5.2	Opinion of Goodsill Anderson Quill & Stifel LLP regarding the legality of the securities being issued**
10.1	Tax Sharing Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.(1)
10.2	Transition Services Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.(1)
10.3	Employee Matters Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.(1)

Exhibit Number	Exhibit Description
10.4	Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller(3)
10.5	Spinco Assignment and Assumption Agreement, dated as of August 20, 2008, among IAC/InterActiveCorp, Interval Leisure Group, Inc., Liberty Media Corporation and Liberty USA Holdings, LLC(1)
10.6	Registration Rights Agreement, dated as of August 20, 2008, among Interval Leisure Group, Inc., Liberty Media Corporation and Liberty USA Holdings, LLC(1)
10.7
Registration Rights Agreement, dated as of August 20, 2008, by and among Interval Acquisition Corp., the Guarantors identified therein (including Interval Leisure Group, Inc.) and the Exchanging Noteholders identified therein(1)
10.8	Employment Agreement between IAC/InterActiveCorp and Craig M. Nash, dated as of July 31, 2008(2)
10.9	Employment Agreement between Interval Acquisition Corp. and Jeanette E. Marbert, dated as of July 31, 2008(2)
10.10	Employment Agreement between Interval Leisure Group and William L. Harvey, dated as of August 25, 2008(1)
10.11	Severance Agreement between Interval Acquisition Corp. and John A. Galea, dated as of July 31, 2008(2)
10.12	Severance Agreement between Interval Acquisition Corp. and Marie A. Lee, dated as of September 1, 2007(2)
10.13	Severance Agreement between Interval Acquisition Corp. and Victoria J. Kincke, dated as of July 31, 2008(2)
10.14	Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan(1)
10.15	Lease Agreement between Interval International, Inc., as Lessee, and Frank Guilford, Jr., effective November 1, 1999, as amended(2)
10.16	Deferred Compensation Plan for Non-Employee Directors(2)
10.17
Credit Agreement among Interval Acquisition Corp, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, The Lenders Party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, dated as of July 25, 2008(2)
10.18	Notes Exchange and Consent Agreement among IAC/InterActiveCorp, as Issuer, USANi LLC, as Guarantor, and The Bank of New York, as Trustee, dated as of July 17, 2008(4)
10.19	Form of Restricted Stock Unit Agreement under the Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan(5)
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of Interval Leisure Group, Inc.(2)
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
23.3	Consent of Goodsill Anderson Quinn & Stifel LLP (included in Exhibit 5.2)
24.1	Power of Attorney*

Exhibit Number	Exhibit Description
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as Trustee*
99.1	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007(2)
99.2	Letter of Transmittal*
99.3	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.4	Letter to Clients*
99.5	Notice of Guaranteed Delivery*
99.6	Guidelines for Request of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.2)*

(1)
Incorporated herein by reference to Interval Leisure Group, Inc.'s Current Report on Form 8-K filed on August 25, 2008.

(2)
Incorporated herein by reference to Interval Leisure Group, Inc.'s Registration Statement on Form S-1 (File No. 333-152699).

(3)
Incorporated herein by reference to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) filed on May 16, 2008.

(4)
Incorporated herein by reference to IAC/InterActiveCorp's Quarterly Report on Form 10-Q (File No. 001-34148) filed on August 6, 2008.

(5)
Incorporated herein by reference to Interval Leisure Group, Inc.'s Quarterly Report on Form 10-Q (File No. 001-34062) filed on November 18, 2008.

*
Previously filed.

**
Filed herewith.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Officers and Directors
  Item 21. Exhibits and Financial Statements Schedules
  Item 22. Undertakings
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EXHIBIT INDEX